Exhibit 99.1

Contact:

Brian Anderson, VP, Strategy & Investor Relations	Keith Negrin, VP, Communications
651-447-4197	612-669-1459
brian.anderson@deluxe.com	keith.negrin@deluxe.com

DELUXE REPORTS STRONG FIRST QUARTER 2026 RESULTS

•Reported revenue increased 0.3%, while comparable adjusted revenue increased 2.7%.
•Net income was $35.8 million, improving from $14.0 million in 2025, on expanded operating income including both lower SG&A and restructuring expense.
•Comparable adjusted EBITDA increased 19.7% to $117.9 million.
•GAAP diluted EPS was $0.77 versus $0.31 in 2025; comparable adjusted diluted EPS improved 45.8% to $1.05.
•Cash from operating activities was $52.7 million; free cash flow increased $3.0 million to $27.3 million.
•Total debt reduced by $32.3 million, while net debt reduced by $22.6 million.
•Updates full-year outlook to reflect Q1 Safeguard divestiture; affirming free cash flow and maintaining comparable adjusted growth estimates across balance of metrics.

Minneapolis – May 6, 2026 – Deluxe (NYSE: DLX), a trusted Payments and Data company, today reported operating results for its first quarter ended March 31, 2026.

“We extended our strong 2025 performance through the first quarter of the year, with robust revenue expansion specifically across the Data Solutions and Merchant Services segments. We also grew comparable adjusted EBITDA nearly 20%, expanding the margin rate by more than 300 basis points,” said Barry McCarthy, President and CEO of Deluxe. “We achieved two long-term strategic milestones, reaching our 3x leverage target and shifting mix towards Payments and Data that now together represent more than 50% of revenue."

“In addition to the strong results for the first quarter, we closed on the Safeguard divestiture, further positioning the on-going portfolio toward our growing Payments and Data businesses,” said Chip Zint, Senior Vice President and Chief Financial Officer of Deluxe. “Strong continuing free cash flows drove our sustaining debt reduction trajectory, positioning our balance sheet to support future growth. We are well-positioned to continue the strong momentum through the balance of the year.”

First Quarter 2026 Financial Highlights
(in millions, except per share amounts)

	1st Quarter 2026	1st Quarter 2025	% Change
Revenue	$538.1	$536.5	0.3%
Comparable Adjusted Revenue	$538.1	$523.9	2.7%
Net Income	$35.8	$14.0	n/m
Comparable Adjusted EBITDA	$117.9	$98.5	19.7%
Diluted EPS	$0.77	$0.31	n/m
Comparable Adjusted Diluted EPS	$1.05	$0.72	45.8%
————
n/m - not meaningful

•Revenue for the first quarter increased 0.3% from the previous year. Comparable adjusted revenue, reflecting the impact of a business exit, increased 2.7% compared to the previous year.
•Net income of $35.8 million was up from $14.0 million in the first quarter of 2025.
•Comparable adjusted EBITDA margin was 21.9%, up 310 basis points from the prior year.
•Comparable adjusted diluted EPS of $1.05 was up 45.8% year over year.

Outlook

The Company expects the following for full year 2026, adjusted for the March Safeguard divestiture:

•Revenue of $1.985 to $2.050 billion, reflecting (1%) to +2% comparable adjusted growth vs 2025
•Adjusted EBITDA of $430 to $455 million, reflecting +4% to +10% comparable adjusted growth
•Adjusted diluted EPS of $3.60 to $4.00, reflecting +9% to +21% comparable adjusted growth
•Free cash flow of approximately $200 million, reflecting +14% growth vs 2025

This guidance remains subject to, among other things, prevailing macroeconomic conditions, global instability, including tariffs, labor supply challenges, and inflation, as well as the impact of other potential changes to the company's portfolio.

Capital Allocation and Dividend

The Board of Directors recently approved a regular quarterly dividend of $0.30 per share. The dividend will be payable on June 2, 2026, to shareholders of record as of market closing on May 19, 2026.

Earnings Call Information

Deluxe management will host a conference call today at 8:30 a.m. ET (7:30 a.m. CT) to review the financial results. Listeners can access the call by dialing 1-800-330-6730 (conference 403592). The audio and accompanying slides will be available via a simultaneous webcast accessible through the investor relations website at www.investors.deluxe.com. A replay will be available after 4:00 p.m. ET through midnight on May 13, 2026, via the webcast link and listen-by-phone option.

About Deluxe Corporation

Deluxe, a trusted Payments and Data company, champions business so communities thrive. Our solutions help businesses pay, get paid, and grow. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions, and hundreds of the world’s largest consumer brands, while processing more than $2 trillion in annual payment volume. Our reach, scale, and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com, www.facebook.com/deluxecorp, www.linkedin.com/company/deluxe, or www.x.com/deluxe.

Forward-Looking Statements

Statements made in this presentation regarding Deluxe, the company’s, or management’s intentions, expectations, outlook, or predictions about future results or events are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to differ from stated expectations, which variations could be material and adverse. Factors that could lead to such variations include, but are not limited to, the following: changes in local, regional, national, and international economic or political conditions, including those arising from heightened inflation, rising interest rates, a recession, uncertainties surrounding trade policies or tariffs, or intensified international hostilities, and their impact on the company, its data, customers, or demand for the company’s products and services; the effects of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; ongoing cost increases and/or declines in the availability of data, materials, and other services; the company’s ability to execute its strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue, and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services, and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; consolidation of financial institutions and/or bank failures, reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and earnings; risks related to acquisitions, including integration-related risks and risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors, or data or service providers; continuing supply chain and labor supply issues; unanticipated delays, costs, and expenses in the development and marketing of products and services, including financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware, or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; and risks of unfavorable outcomes and the costs to defend litigation and other disputes. The company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the company’s current expectations are contained in the company’s Form 10-K for the year ended December 31, 2025 and other filings made with the SEC. The company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information, or future circumstances.

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(in millions, except per share amounts)
(Unaudited)

	Quarter Ended March 31,
	2026	2025
Revenue	$538.1	$536.5
Cost of revenue	(258.7)	(255.5)
Selling, general and administrative expense	(209.3)	(225.2)
Restructuring and integration expense	(3.4)	(7.7)
Gain on sale of businesses and long-lived assets	5.1	—
Operating income	71.8	48.1
Interest expense	(27.7)	(31.3)
Other income, net	2.5	2.5
Income before income taxes	46.6	19.3
Income tax provision	(10.8)	(5.3)
Net income	$35.8	$14.0

Weighted average dilutive shares	46.3	45.3
Diluted earnings per share	$0.77	$0.31
Adjusted diluted earnings per share	1.05	0.75
Comparable adjusted diluted earnings per share	1.05	0.72
Depreciation and amortization expense	36.7	35.3
EBITDA	111.0	85.9
Adjusted EBITDA	117.9	100.2
Comparable adjusted EBITDA	117.9	98.5

DELUXE CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars and shares in millions)
(Unaudited)

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$27.2	$36.9
Other current assets	365.4	628.9
Goodwill	1,422.8	1,422.8
Intangibles	335.5	348.4
Property, plant and equipment	98.4	101.0
Operating lease assets	41.7	43.0
Other non-current assets	265.3	282.6
Total assets	$2,556.3	$2,863.6

Current portion of long-term debt	$16.3	$16.3
Other current liabilities	325.8	626.9
Long-term debt	1,380.8	1,413.1
Non-current operating lease liabilities	38.6	39.8
Other non-current liabilities	98.0	86.8
Shareholders' equity	696.8	680.7
Total liabilities and shareholders' equity	$2,556.3	$2,863.6

Net debt	$1,369.9	$1,392.5
Shares outstanding	45.7	45.0

DELUXE CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Quarter Ended March 31,
	2026	2025
Cash provided (used) by:
Operating activities:
Net income	$35.8	$14.0
Depreciation and amortization of intangibles	36.7	35.3
Gain on sale of businesses and long-lived assets	(5.1)	—
Other	(14.7)	1.0
Total operating activities	52.7	50.3
Investing activities:
Purchases of capital assets	(25.4)	(26.0)
Proceeds from company-owned life insurance policies	25.2	—
Proceeds from sale of businesses and long-lived assets	10.8	2.0
Other	0.5	(0.6)
Total investing activities	11.1	(24.6)
Financing activities:
Net change in debt	(33.4)	(11.6)
Dividends	(15.3)	(14.5)
Change in settlement processing obligations	(240.0)	(237.0)
Other	(25.4)	(5.5)
Total financing activities	(314.1)	(268.6)
Effect of exchange rate change on cash, cash equivalents, restricted cash, and restricted cash equivalents	(0.4)	1.0
Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	(250.7)	(241.9)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of year	313.0	309.2
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$62.3	$67.3
Free cash flow	$27.3	$24.3

DELUXE CORPORATION
SEGMENT INFORMATION
(In millions)
(Unaudited)

	Quarter Ended March 31,
	2026	2025
Revenue:
Merchant Services	$104.9	$97.8
B2B Payments	73.5	70.2
Data Solutions	97.5	77.2
Print	262.2	291.3
Total	$538.1	$536.5
Comparable Adjusted Revenue	$538.1	$523.9

Adjusted EBITDA:
Merchant Services	$26.8	$21.4
B2B Payments	17.2	13.3
Data Solutions	22.8	19.7
Print	85.7	90.8
Corporate	(34.6)	(45.0)
Total	$117.9	$100.2
Comparable Adjusted EBITDA	$117.9	$98.5

Adjusted EBITDA Margin:
Merchant Services	25.5%	21.9%
B2B Payments	23.4%	18.9%
Data Solutions	23.4%	25.5%
Print	32.7%	31.2%
Total	21.9%	18.7%
Comparable Adjusted EBITDA	21.9%	18.8%

The segment information reported here was calculated utilizing the methodology outlined in the Notes to Consolidated Financial Statements included in the company's Annual Report on Form 10-K for the year ended December 31, 2025.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions)
(Unaudited)

Management does not consider the non-GAAP measures presented below to be substitutes for GAAP performance measures, but believes they are useful performance measures that should be considered in addition to GAAP performance measures.

EBITDA, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

Management believes that EBITDA, adjusted EBITDA, and adjusted EBITDA margin are metrics that provide meaningful insight into the company's operating performance. These measures exclude the impact of interest expense, income taxes, depreciation and amortization, and certain other items that may vary for reasons unrelated to current period operating performance. Management uses these measures to evaluate operating results, facilitate period-to-period and peer comparisons, and inform strategic decision-making aimed at enhancing performance. Additionally, management believes that growth in adjusted EBITDA and adjusted EBITDA margin reflects improvement in the company's operating efficiency and may be indicative of increased enterprise value. It is important to note that management does not consider EBITDA or adjusted EBITDA to be measures of cash flow, as they do not account for certain cash requirements such as interest, income taxes, debt service payments, or capital investments.

	Quarter Ended March 31,
	2026	2025
Net income	$35.8	$14.0
Interest expense	27.7	31.3
Income tax provision	10.8	5.3
Depreciation and amortization expense	36.7	35.3
EBITDA	111.0	85.9
Share-based compensation expense	6.7	5.4
Restructuring and integration expense	3.7	8.4
Certain legal and environmental expense	1.6	0.5
Gain on sale of businesses and long-lived assets	(5.1)	—
Adjusted EBITDA	$117.9	$100.2
Adjusted EBITDA as a percentage of revenue (adjusted EBITDA margin)	21.9%	18.7%

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions, except per share amounts)
(Unaudited)

ADJUSTED DILUTED EPS AND COMPARABLE ADJUSTED DILUTED EPS

Adjusted diluted EPS is calculated by excluding the impact of certain non-cash items and other items that may not be indicative of core operating results for the current period. Comparable adjusted diluted EPS also excludes the impact of business exits. By removing these effects, these measurements offer a perspective on the underlying performance of the business and facilitate more consistent comparisons across reporting periods. Management uses adjusted diluted EPS and comparable adjusted diluted EPS as key metrics to evaluate operating results, assess performance trends, and inform strategic decision-making. These measures assist both management and investors in analyzing current period results and in assessing potential future performance by focusing on earnings generated from ongoing operations. It is important to note that while these measures exclude certain items to enhance comparability, these items may recur in future periods and the amounts recognized may vary significantly.

	Quarter Ended March 31,
	2026	2025
Net income	$35.8	$14.0
Adjustments:
Acquisition amortization	10.7	11.8
Share-based compensation expense	6.7	5.4
Restructuring and integration expense	3.7	8.4
Certain legal and environmental expense	1.6	0.5
Gain on sale of businesses and long-lived assets	(5.1)	—
Adjustments, pre-tax	17.6	26.1
Income tax provision impact of pretax adjustments(1)	(4.7)	(6.2)
Adjustments, net of tax	12.9	19.9
Adjusted income attributable to Deluxe available to common shareholders (A)	48.7	33.9
Business exits, pretax	—	(1.7)
Income tax provision impact of business exits(1)	—	0.5
Business exits, net of tax	—	(1.2)
Comparable adjusted income available to common shareholders (B)	$48.7	$32.7

Weighted-average dilutive shares (C)	46.3	45.3

Adjusted Diluted EPS (A) / (C)	$1.05	$0.75
Comparable Adjusted Diluted EPS (B) / (C)	$1.05	$0.72

(1) The tax effect of the pretax adjustments considers the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact that approximates the U.S. effective tax rate for each adjustment. However, the tax impact of certain adjustments, such as share-based compensation expense and gains on sales of businesses and long-lived assets, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

COMPARABLE ADJUSTED REVENUE, COMPARABLE ADJUSTED EBITDA, AND COMPARABLE ADJUSTED EBITDA MARGIN

Management considers the measures of comparable adjusted revenue, comparable adjusted EBITDA, and comparable adjusted EBITDA margin, which exclude the impact of business exits, to be important indicators for assessing, evaluating, and improving the company's performance. By removing the impact of business exits, management can evaluate comparable results on a year-over-year basis.

Comparable adjusted revenue and comparable adjusted EBITDA exclude the results of the Safeguard small business distributor channel in the Print segment, which was sold in March 2026, and reflects post-transaction terms with the buyer.

	Quarter Ended March 31,
	2026	2025
Total Company:
Revenue	$538.1	$536.5
Less: business exit	—	(12.6)
Comparable adjusted revenue	$538.1	$523.9

Total Company:
Adjusted EBITDA(1)	$117.9	$100.2
Less: business exit	—	(1.7)
Comparable adjusted EBITDA	$117.9	$98.5
Comparable adjusted EBITDA margin	21.9%	18.8%

(1) The reconciliation of net income to adjusted EBITDA can be found on a preceding page.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(Unaudited)

FULL YEAR 2026 OUTLOOK

The company has not reconciled the adjusted EBITDA, adjusted diluted EPS, or free cash flow outlook for 2026 to the directly comparable GAAP financial measures because the company does not provide outlook guidance for the reconciling items between net income, adjusted net income, and adjusted EBITDA, and some of these reconciling items affect cash flows from operating activities. Due to the significant uncertainty and variability associated with certain forward-looking reconciling items such as restructuring and integration expense, gains and losses on sales of businesses and long-lived assets, and certain legal and environmental expenses, a reconciliation of the outlook for these non-GAAP financial measures to the corresponding GAAP measures is not available without unreasonable effort. The potential impact of these reconciling items is substantial and, based on past experience, could be material.

The comparable adjusted measures exclude the results of the Safeguard small business distributor channel in the Print segment, which was sold in March 2026. These measures reflect management’s estimates prepared in connection with the divestiture and are subject to refinement as actual information becomes available.

	Full Year
	2026 Outlook	2025
(in billions)
Revenue	$1.985 - $2.050	$2.133
Less: Business exit	—	(0.128)
Comparable adjusted revenue	$1.985 - $2.050	$2.005
Comparable adjusted revenue (decline) growth %	(1%) - 2%

(in millions)
Adjusted EBITDA(1)	$430 - $455	$432
Less: Business exit	—	(19)
Comparable adjusted EBITDA	$430 - $455	$413
Comparable adjusted EBITDA growth %	4% - 10%

Adjusted diluted EPS(1)	$3.60 - $4.00	$3.61
Less: Business exit	—	(0.31)
Comparable adjusted diluted EPS	$3.60 - $4.00	$3.30
Comparable adjusted diluted EPS growth	9% - 21%

(1) The reconciliations of consolidated adjusted EBITDA and adjusted diluted EPS for 2025 to the comparable GAAP financial measures can be found in the company's Annual Report on Form 10-K for the year ended December 31, 2025.

DELUXE CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (continued)
(in millions)
(Unaudited)

FREE CASH FLOW

Free cash flow is calculated as net cash provided by operating activities minus purchases of capital assets. Management considers free cash flow to be an important indicator of cash available for servicing debt and for shareholders, after making necessary capital investments to maintain or expand the company's asset base. One limitation of using the free cash flow measure is that not all of the free cash flow is available for discretionary spending. The company may have mandatory debt payments and other cash requirements that must be deducted from available cash. Despite this limitation, management believes that the measure of free cash flow offers an additional metric to consistently compare cash generated by business operations. It also provides insight into the cash flow available to fund various items such as dividends, mandatory and discretionary debt reduction, acquisitions or other strategic investments, and share repurchases.

	Quarter Ended March 31,
	2026	2025
Net cash provided by operating activities	$52.7	$50.3
Purchases of capital assets	(25.4)	(26.0)
Free cash flow	$27.3	$24.3

NET DEBT

Net debt is calculated by subtracting cash and cash equivalents from total debt. One limitation associated with using net debt is that by subtracting cash and cash equivalents, it may imply that management intends to use these funds to reduce outstanding debt. Additionally, net debt can suggest that the company's debt obligations are lower than what the most comparable GAAP measure indicates. Despite these limitations, management believes that net debt is a valuable metric for assessing the company's financial leverage and overall balance sheet health. It provides a measure of the company's debt burden considering the funds available to offset debt obligations.

	March 31, 2026	December 31, 2025
Total debt	$1,397.1	$1,429.4
Cash and cash equivalents	(27.2)	(36.9)
Net debt	$1,369.9	$1,392.5

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